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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          WABASH NATIONAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                    [WABASH NATIONAL CORPORATION LETTERHEAD]





                            LETTER FROM THE CHAIRMAN


To Our Stockholders:                                              April 26, 2002

The year 2001 proved to be the most difficult in the history of Wabash National Corporation. While the financial results for 2001 were staggering, so too were the challenges, as the U.S. truck trailer industry experienced the most dramatic decline in its history.

Industry demand for truck trailers was off approximately 15% and 48% during 2000 and 2001, respectively. The decline resulted from difficult overall economic conditions in the United States economy and challenges in the motor carrier industry caused by reduced freight volumes, high fuel prices, high insurance costs, deeply depressed used truck values, and a significant contraction in available capital to the transportation industry. As a result, there were a record number of bankruptcies in the transportation industry in 2001.

In response, the Board of Directors and management of the Company acted swiftly and aggressively to address these challenges by rationalizing manufacturing capacity, normalizing used trailer inventories, divesting of non-performing international operations, implementing significant cost reductions, refinancing its debt obligations, and appointing new leadership. During 2001 and early 2002, the Company closed two of its three trailer assembly plants, slashed used trailer inventories and prices, eliminated 2,000 salary and hourly positions, divested its European operations, closed on a series of very complex and critical financing transactions, and appointed a new President and Chief Executive Officer. I am pleased to announce that your Board has selected William
P. Greubel to become President and CEO of the Company beginning in May, 2002. We believe Bill is an outstanding executive with a proven track record of superior leadership compiled during an exceptional career spanning more than twenty-five years with some of America's leading manufacturers, and more importantly, is the right executive to successfully lead the Company through the challenges which lie ahead.

The Board of Directors wishes especially to thank Donald J. "Jerry" Ehrlich for his vision and energy, as the founder of Wabash National Corporation, and for his service as a Director of the Company. Jerry worked tirelessly to build Wabash National into the preeminent organization in the truck trailer industry and is a recognized leader in the transportation industry. We wish him well in his future endeavors.

As the Company embarks on a new beginning, intact are the core competencies which have made it successful in the past, including its core customer base, its proprietary products, and its retail distribution business. We believe the Company can be successful with these fundamental strengths when combined with a renewed focus, leaner operations, and new leadership.

We thank our stockholders, customers, associates, and suppliers for their support during the very challenging period for the Company. Collectively, we have positioned the Company for future success for all of our stakeholders.

Sincerely,

/s/ John T. Hackett

John T. Hackett
Chairman of the Board of Directors
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                             STOCKHOLDER INFORMATION



EXECUTIVE OFFICERS

Richard E. Dessimoz
Acting Chief Executive Officer and Director

Mark R. Holden
Senior Vice President - Chief Financial Officer and Director

Arthur R. Brown
Senior Vice President - Chief Operating Officer

Rodney P. Ehrlich
Senior Vice President - Product Development

Lawrence J. Gross
Senior Vice President - Marketing

Derek L. Nagle
Senior Vice President and President of
North American Trailer Centers(TM)

AUDITORS
Andersen LLP
111 Monument Circle
Suite 4300
Indianapolis, Indiana  46204

TRANSFER AGENT
National City Bank
Corporate Trust Operations
PO Box 92301
Cleveland, Ohio  44193-0900
Telephone:  1-800-622-6757

STOCK LISTING
Symbol:  WNC
New York Stock Exchange







DIRECTORS

David C. Burdakin
President
HON Company

Richard E. Dessimoz
Acting Chief Executive Officer
Wabash National Corporation

John T. Hackett
Chairman of the Board of Directors
Wabash National Corporation

E. Hunter Harrison
Executive Vice President and Chief Operating Officer
Canadian National Railway Company

Mark R. Holden
Senior Vice President - Chief Financial Officer
Wabash National Corporation

Dr. Martin C. Jischke
President
Purdue University

Ludvik F. Koci
Vice Chairman and Chief Executive Officer
Detroit Diesel Corporation

REQUESTS
If stockholders request information or assistance, please write or telephone:

Wabash National Corporation
c/o Investor Relations
PO Box 6129
Lafayette, Indiana 47903
(765) 771-5310

INTERNET ADDRESS
http://www.wabashnational.com